UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 1, 2015

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the acquisition of the remaining 30 percent membership interest in Gas Transmission Northwest LLC (“GTN”) discussed below in Item 8.01 (the “Acquisition”), TC PipeLines, LP (the “Partnership”) issued 1,900,000 Class B Units to TransCanada American Investments Ltd. (“TAIL”), pursuant to the Agreement for Purchase and Sale of Membership Interest dated as of February 24, 2015 between TAIL and the Partnership.  The Class B Units will entitle TAIL to cash distributions based on 30 percent of GTN’s annual cash distributions as follows: (i) from the closing of the Acquisition to December 31, 2015, 100 percent of such cash distributions above $15 million, (ii) for calendar years 2016 to 2019, 100 percent of such cash distributions above $20 million, (iii) for calendar year 2020, 43.75 percent of such cash distributions above $20 million and (iv) thereafter, 25 percent of such cash distributions above $20 million.  The issuance of the Class B Units was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 3.02 above and 5.02 below is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Acquisition, the Partnership’s Second Amended and Restated Agreement of Limited Partnership was amended and restated effective as of April 1, 2015 to create the Class B Units.  The Third Amended and Restated Agreement of Limited Partnership dated April 1, 2015 (the “Third Amended LP Agreement”) replaces the Second Amended and Restated Agreement of Limited Partnership in its entirety.

The foregoing description of the Third Amended LP Agreement does not purport to be complete and is qualified by the Third Amended LP Agreement, which is attached as Exhibit 3.1 to this Form 8-K.

Item 7.01  Regulation FD Disclosure.

On April 1, 2015, the Partnership issued a press release announcing the closing of the Acquisition.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01  Other Events.

As previously disclosed, on February 24, 2015, the Partnership entered into a definitive agreement with TAIL to acquire the remaining 30 percent membership interest in GTN for a total transaction value of $446 million, subject to certain working capital closing adjustments.   The

Acquisition closed on April 1, 2015.  As a result, the Partnership now indirectly owns 100% of GTN.

The consideration is comprised of $253 million in cash (plus a working capital adjustment of $9.6 million), the assumption of $98 million in proportional GTN debt and the issuance of $95 million of new Class B Units to TransCanada.  The Partnership funded the cash portion of the transaction through the issuance of 4.375% Senior Notes due 2025 on March 13, 2015.

TransCanada American Investments Ltd. is a wholly-owned subsidiary of TransCanada Corporation, which is the ultimate parent company of TC PipeLines GP, Inc., the general partner of the Partnership.

Immediately following the closing of the Acquisition, the Partnership transferred its 30 percent membership interest in GTN to TC PipeLines Intermediate Limited Partnership.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Agreement of Limited Partnership of TC PipeLines, LP dated April 1, 2015.
10.1
Agreement for Purchase and Sale of Membership Interest dated as of February 24, 2015 between TransCanada American Investments Ltd., as Seller, and the Partnership, as Buyer (incorporated by reference from Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed February 25, 2015).

99.1	Press Release dated April 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Jon Dobson Jon Dobson Secretary

Dated:  April 1, 2015

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Agreement of Limited Partnership of TC PipeLines, LP dated April 1, 2015.
10.1
Agreement for Purchase and Sale of Membership Interest dated as of February 24, 2015 between TransCanada American Investments Ltd., as Seller, and the Partnership, as Buyer (incorporated by reference from Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed February 25, 2015).

99.1	Press Release dated April 1, 2015.